Exhibit 99.3

August 23, 2006

The Board of Directors

Pan Pacific Retail Properties, Inc.

1631-B South Melrose Drive

Vista, CA 92081

Re: Amendment No. 1 to the Registration Statement on Form S-4 of Kimco Realty Corporation filed on August 23, 2006

Dear Members of the Board of Directors:

Reference is made to our opinion letter (“opinion”), dated July 9, 2006.

Our opinion was provided for the information and assistance of the Board of Directors of Pan Pacific Retail Properties, Inc. (the “Company”) in connection with its consideration of the transaction described therein and is not to be used, circulated, quoted or otherwise referred to for any purpose, nor is it to be filed with, included in or referred to, in whole or in part, in any registration statement, proxy statement or any other document, except in accordance with our prior written consent. We understand that the Company desires to include our opinion in the above-referenced Amendment No. 1 to the Registration Statement.

In that regard, we hereby consent to the reference to our opinion in the above-referenced Amendment No. 1 to the Registration Statement on Form S-4 under the captions “Summary—Fairness Opinion Regarding Merger Consideration” “The Merger—Pan Pacific’s Reasons for the Merger—Opinion of Houlihan Lokey” and “The Merger—Fairness Opinion Regarding the Merger Consideration” and to the inclusion of our opinion in the Prospectus included in Amendment No. 1 to the Registration Statement, appearing as Annex B to such Prospectus. Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the above-mentioned version of Amendment No. 1 to the Registration Statement and that our opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any other registration statement (including any subsequent amendments to the above-mentioned Amendment No. 1 to the Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.

In giving this consent, we do not hereby admit that we are experts with respect to any part of such Amendment No. 1 to the Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.

HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.